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                                                                Exhibit 99.2

                               Richard M. Cohen
                             45 Rockefeller Plaza
                           New York, New York 10111

                                                September 24, 1999

VIA FACSIMILE AND REGULAR MAIL
------------------------------

Mr. E. David Gable
Chairman of the Board of Directors
Carnegie International Corporation
11350 McCormick Road
Executive Plaza 3 - Suite 1001
Hunt Valley, Maryland 21031

Dear David:

     I hereby resign, effective immediately, as a member of the Board of Directors, and as a member of all Committees of the Board of Directors, of Carnegie International Corporation.

     I appreciate having had the opportunity to serve on Carnegie's Board of Directors, and I wish the Company every success in its endeavors.

                                                Sincerely yours,

                                                /s/ Richard M. Cohen
                                                --------------------
                                                Richard M. Cohen